Exhibit 99.1

Kenexa Announces Financial Results for First Quarter 2008

WAYNE, Pa. – May 12, 2008 – Kenexa (Nasdaq: KNXA), a global provider of talent acquisition and retention solutions, today announced its operating results for the first quarter ended March 31, 2008.

For the first quarter of 2008, Kenexa reported total revenue of $48.2 million, representing an increase of 14% over the $42.2 million recorded for the first quarter of 2007. Subscription revenue was $39.2 million for the first quarter of 2008, an increase of 13% compared to the first quarter of 2007, while professional services and other revenue was $9.0 million for the first quarter of 2008, an increase of 20% over the same period of 2007.

Rudy Karsan, Chief Executive Officer of Kenexa, stated, “We continue to see new customers moving forward with purchase decisions in spite of the more challenging economic environment, as evidenced by a record number of new preferred partner customers signing up with Kenexa in the quarter. We believe this is a result of the growing awareness of the talent management market and the increasing power of Kenexa’s brand on a global scale.” Karsan added, “I’m also excited about our recent acquisition of Quorum International, which further enhances our domain expertise and competitive advantage relative to pure-play software vendors. In addition, Quorum expands our global capabilities and expertise, which is a strategic priority for our EPO and overall business.”

Kenexa’s income from operations, determined in accordance with generally accepted accounting principles (GAAP), was $6.5 million for the three months ended March 31, 2008, compared with $7.1 million for the corresponding period of 2007. GAAP net income was $4.8 million or $0.20 per diluted share for the quarter, compared to $4.7 million or $0.19 per diluted share for the same period of 2007.

Non-GAAP income from operations, which excludes stock-based compensation expense and amortization of intangibles associated with recent acquisitions, was $9.1 million for the three months ended March 31, 2008, compared to $8.1 million in the year ago period and represented a non-GAAP operating margin of 19%. Non-GAAP net income was $7.3 million, or $0.31 per diluted share, for the quarter ended March 31, 2008, an increase from $0.23 in the year ago period. Results for the first quarter include a charge of approximately $0.3 million related to the relocation of Kenexa’s office in India.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Kenexa had cash, cash equivalents and short and long-term investments of $68.1 million at March 31, 2008, a decrease from $96.5 million at the end of the prior quarter. The decrease was primarily the result of $24.6 million in cash used to repurchase the company’s common shares during the quarter. The Company generated $3.6 million in positive cash from operations during the first quarter, with deferred revenue ending the quarter at $37.5 million, an increase of 7% compared to the end of the fourth quarter 2007.

Don Volk, Chief Financial Officer of Kenexa, stated, “We continue to use the company’s high level of profitability and favorable cash flow to enhance long-term shareholder value. During the first quarter, we completed our first share buyback program and we announced a new, expanded program. In addition, early in the second quarter, we further enhanced the fundamental position of our already improving EPO business with the acquisition of Quorum International.” Volk added, “Considering the progress of our EPO business, continued high levels of customer renewals and our on-going business momentum, we remain confident that the company’s growth in 2008 will increase from levels reported in the first quarter.”

Other First Quarter and Recent Business Highlights

•	More than 50 “preferred partner” customers were added during the quarter (defined as customers that spend more than $50,000 annually).

•	The average annual revenue from the Company’s top 80 customers was greater than $1.3 million, up from the $1.2 million level at the end of 2007.

•	Opened a state-of-the-art campus in Vizag, India, its newest global office, located about 650 kilometers from Kenexa’s original Asian headquarters in Hyderabad.

•

Released its latest version of Kenexa CareerTracker® 4.8, a software-as-a-service automated Web-based system that supports the performance appraisal process while encouraging individual and organizational development.

•

On February 20, 2008, the Company announced that its Board of Directors approved a share repurchase program of up to 3.0 million shares. As of March 31, 2008, the Company had repurchased 764 thousand shares as part of this plan.

•

On April 2, 2008, the Company announced that it acquired London-based Quorum International, a leader in providing recruitment process outsourcing (RPO) services to multi-national corporations throughout Europe, the Middle East and Africa, for almost 10 years.

Business Outlook

Based on information as of May 12, 2008, the Company is issuing guidance for the second quarter and full year 2008 as follows:

Second Quarter 2008: The Company expects revenue to be $56 million to $57 million, subscription revenue to be $43.7 million to $44.2 million and non-GAAP operating income to be $10.9 million to $11.2 million. Assuming a 30% effective tax rate for reporting purposes and 22.9 million shares outstanding, Kenexa expects its non-GAAP net income per diluted share to be $0.34 to $0.35.

Full Year 2008: The Company expects total revenue to be $230 million to $235 million, subscription revenue to be $179 million to $185 million and non-GAAP operating income to be $47.2 million to $48.2 million. Assuming a 30% effective tax rate and 23 million shares outstanding, Kenexa expects its non-GAAP diluted earnings per share to be $1.47 to $1.50. Full year 2008 results include a one-time expense of $2.3 million, which will be recognized over the course of the year, associated with the opening of a new office location in India in the first quarter. This represents a net impact of $0.10 per diluted share.

Conference Call Information

Kenexa will host a conference call today, May 12, 2008, at 5:00 pm (Eastern Time) to discuss the Company’s financial results and financial guidance. To access this call, dial 800-289-0517 (domestic) or 913-312-0864 (international). A replay of this conference call will be available through May 19, 2008, at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 7125354. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s Web site, (www.kenexa.com) and a replay will be archived on the Web site as well.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,”

“plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These statements may contain, among other things, guidance as to future revenue and earnings, operations, expected benefits from acquisitions, prospects of the business generally, intellectual property and the development of products. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in Kenexa’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission and as revised or supplemented by Kenexa’s quarterly reports on Form 10-Q. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors, Kenexa’s ability to implement business and acquisition strategies or to complete or integrate acquisitions (including BrassRing). Kenexa does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. Kenexa believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Kenexa’s financial condition and results of operations. The Company’s management uses these non-GAAP results to compare the Company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to the Company’s Board of Directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in the Company’s industry, many of which present similar non-GAAP financial measures to investors.

Management of the Company does not consider such non-GAAP measures in isolation or as an alternative to such measures determined in accordance with GAAP. The principal limitation of such non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures.

In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. Kenexa urges investors and potential investors in the Company’s securities to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures which it includes in press releases announcing earnings information, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Kenexa presents the following non-GAAP financial measures in this press release: non-GAAP income from operations before income taxes and interest income or expense; non-GAAP net income; non-GAAP sales and marketing expense; non-GAAP general and administrative expense; non-GAAP research and development expense; non-GAAP net income per diluted earnings per share; and non-GAAP effective tax as described below. The Company’s non-GAAP financial measures exclude stock-based compensation and amortization of acquired intangible assets related to the Company’s acquisitions.

Stock-based compensation. Stock-based compensation consists of expenses for stock options and stock awards that the Company began recording in accordance with SFAS 123(R) during the first quarter of 2006. Stock-based compensation was $1.7 million and for the three ended March 31, 2008 and $0.7 million for the three months ended March 31, 2007, respectively. Stock-based compensation expenses are excluded in the Company’s non-GAAP financial measures because share-based compensation amounts are difficult to forecast, because the magnitude of the charges depends upon the volume and timing of stock option grants – which are unpredictable and can vary dramatically from period to period – and because of external factors such as interest rates and the trading price and volatility of the Company’s common stock. The Company believes that this exclusion provides meaningful supplemental information regarding the Company’s operating results because these non-GAAP financial measures facilitate the comparison of results for future periods with results from past periods. The dilutive effect of all outstanding options is included in the calculation of diluted earnings per share on both a GAAP and a non-GAAP basis.

Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of acquired intangible assets over the estimated useful lives of such assets. The amortization of acquired intangible assets was $0.8 million for the three ended March 31, 2008, and $0.3 million and for the three ended March 31, 2007, respectively. Amortization of acquired intangible assets is excluded from the Company’s non-GAAP financial measures because the Company believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.

Each of non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP research and development expense, and estimated non-GAAP effective tax rate are each components necessary to calculate non-GAAP income from operations before income taxes and interest income, non-GAAP net income from operations and non-GAAP diluted earnings per share and are calculated by adjusting the corresponding GAAP measure for the applicable period by the applicable portion of stock-based compensation and amortization of acquired intangible assets.

About Kenexa

Kenexa Corporation (Nasdaq: KNXA) is a global leader in building the world’s greatest workforces using a combination of software, employee research science and business process optimization. Kenexa’s global solutions include applicant tracking, onboarding, recruitment process outsourcing, employment branding, skills and behavioral assessments, structured interviews, performance management, multi-rater feedback surveys, employee engagement surveys and HR Analytics. Kenexa is headquartered in Wayne, Pa (outside Philadelphia). Additional information about Kenexa and its global products and services can be accessed at www.kenexa.com.

Note to Editors: Kenexa is a registered trademark of Kenexa Corporation. Other product or service names mentioned herein remain the property of their respective owners.

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Contact

MEDIA CONTACT:

	Sarah Teten Kenexa (800) 391-9557 sarah.teten@kenexa.com	Jeanne Achille The Devon Group (732) 224-1000, ext. 11 jeanne@devonpr.com

INVESTOR CONTACT:
Kori Doherty ICR (617) 956-6730 kdoherty@icrinc.com

Kenexa Corporation and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share data)

	March 31, 2008	December 31, 2007
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$39,378	$38,032
Short-term investments	7,489	58,423
Accounts receivable, net of allowance for doubtful accounts of $1,235 and $761	33,476	31,893
Unbilled receivables	4,010	2,423
Income tax receivable	917	2,008
Deferred income taxes	2,626	2,399
Prepaid expenses and other current assets	5,113	3,356

Total current assets	93,009	138,534

Long-term investments	21,263	—
Property and equipment, net of accumulated depreciation	21,023	17,620
Software, net of accumulated amortization	2,412	1,557
Goodwill	175,600	173,502
Intangible assets, net of accumulated amortization	9,346	10,134
Deferred financing costs, net of accumulated amortization	588	663
Other assets	6,020	5,879

Total assets	$329,261	$347,889

Liabilities and Shareholders’ equity
Current liabilities
Accounts payable	$5,261	$5,812
Notes payable, current	40	49
Commissions payable	969	1,025
Accrued compensation and benefits	5,449	8,363
Other accrued liabilities	4,870	6,298
Deferred revenue	37,481	35,076
Capital lease obligations	110	140

Total current liabilities	54,180	56,763

Capital lease obligations, less current portion	73	94
Notes payable, noncurrent	65	73
Deferred income taxes	4,632	3,246
Other noncurrent liabilities	74	65

Total liabilities	59,024	60,241

Commitments and Contingencies
Shareholders’ equity
Preferred stock, par value $0.01; 100,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.01 par value; 100,000,000 shares authorized; 22,821,730 and 24,032,446 and shares issued, respectively	228	240
Additional paid-in capital	270,552	291,942
Accumulated other comprehensive income	624	1,407
Accumulated deficit	(1,167)	(5,941)

Total shareholders’ equity	270,237	287,648

Total liabilities and shareholders’ equity	$329,261	$347,889

Kenexa Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2008	2007
Revenue:
Subscription	$39,156	$34,687
Other	9,051	7,530

Total revenue	48,207	42,217
Cost of revenue	13,105	11,432

Gross profit	35,102	30,785

Operating expenses:
Sales and marketing	9,889	8,230
General and administrative	11,993	9,672
Research and development	4,542	4,323
Depreciation and amortization	2,151	1,430

Total operating expenses	28,575	23,655
Income from operations	6,527	7,130
Interest income	641	123

Income from operations before income taxes	7,168	7,253
Income tax expense	2,394	2,558

Net income	$4,774	$4,695

Basic net income per share	$0.20	$0.20

Weighted average shares used to compute net income per share - basic	23,413,071	24,047,807

Diluted net income per share	$0.20	$0.19

Weighted average shares used to compute net income per share - diluted	23,649,027	24,479,548

Non-GAAP income from operations and net income excludes stock-based compensation and amortization of intangibles:

	Three Months Ended March 31,
	2008	2007
	(unaudited)	(unaudited)
Non-GAAP income from operations reconciliation:
Income from operations	$6,527	$7,130

Add back:
Stock-based compensation expense	1,714	715
Amortization of intangibles associated with acquisitions	842	255

Non-GAAP income from operations	$9,083	$8,100

Non-GAAP income from operations as a percentage of revenue	19%	19%

Weighted average shares used to compute net income per share - basic	23,413,071	24,047,807

Dilutive effect of options and restricted stock units	235,956	431,741

Weighted average shares used to compute net income per share - diluted	23,649,027	24,479,548

Net income	$4,774	$4,695

Stock-based compensation expense	1,714	715
Amortization of intangibles associated with acquisitions	842	255

Non-GAAP net income	$7,330	$5,665

Non-GAAP net income per diluted share	$0.31	$0.23

Non-GAAP tax rate calculation
Income from operations after interest income and before income taxes	7,168	7,253

Stock-based compensation expense	1,714	715
Amortization of intangibles associated with acquisitions	842	255

Non-GAAP Income from operations before income taxes	9,724	8,223

Income tax expense on operations	2,394	2,558

Non-GAAP tax rate	25%	31%

Other Non-GAAP measures referenced on earnings call excludes stock based compensation:
Gross profit	$35,102	$30,785
Add: stock-based compensation expense	84	177

Non-GAAP gross profit	$35,186	$30,962

Sales and marketing	$9,889	$8,230
Less: stock-based compensation expense	(284)	(179)

Non-GAAP sales and marketing	$9,605	$8,051

General and administrative	$11,993	$9,672
Less: stock-based compensation expense	(1,247)	(321)

Non-GAAP general and administrative	$10,746	$9,351

Research and development	$4,542	$4,323
Less: stock-based compensation expense	(99)	(38)

Non-GAAP research and development	$4,443	$4,285

Kenexa Corporation and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	For the Period March 31,
	2008	2007
Cash flows from operating activities
Net Income from operations	$4,774	$4,695
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,151	1,430
Share-based compensation expense	1,714	715
Excess tax benefits from share-based payment arrangements	(132)	(341)
Amortization of deferred financing costs	75	510
Bad debt expense (recovery)	73	(2)
Deferred income taxes	1,029	(1,979)
Changes in assets and liabilities
Accounts and unbilled receivables	(3,255)	1,399
Prepaid expenses and other current assets	(1,760)	971
Income taxes receivable	1,091	—
Other assets	(140)	(83)
Accounts payable	(528)	1,231
Accrued compensation and other accrued liabilities	(3,888)	(2,163)
Commissions payable	(56)	(480)
Deferred revenue	2,403	378
Other liabilities	8	(114)

Net cash provided by operations	3,559	6,167

Cash flows from investing activities
Purchases of property and equipment	(5,619)	(2,693)
Purchases of available-for-sale investments	(16,318)	(78,573)
Sales of available-for-sale investments	45,105	—
Acquisitions, net of cash acquired	(1,248)	(1,046)

Net cash provided by (used in) investing activities	21,920	(82,312)

Cash flows from financing activities
Repayments under line of credit agreement	—	(65,000)
Repayments of notes payable	(17)	(32)
Share issuance from employee stock purchase plan	90	35
Repruchase of common shares	(24,607)	—
Excess tax benefits from share-based payment arrangements	132	341
Net Proceeds from public stock offering	—	131,100
Deferred financing costs	—	(81)
Net Proceeds from option exercises	219	397
Repayment of capital lease obligations	(42)	(59)

Net cash (used in) provided by financing activities	(24,225)	66,701

Effect of exchange rate changes on cash and cash equivalents	92	53
Net increase (decrease) in cash and cash equivalents	1,346	(9,391)
Cash and cash equivalents at beginning of year	38,032	42,502

Cash and cash equivalents at end of period:	$39,378	$33,111

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$39	$622
Income taxes	$394	$1,009
Noncash investing and financing activities
Stock issuance for earn out	$1,050	$650